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                                                               EXHIBIT 10.6
                               LEASE AMENDMENT #6

This Lease Amendment made and entered into this 6th day of August, 1993, by and between 6000 Midlantic Drive Associates, L.P., hereinafter referred to as "Lessor" and Tyco Industries, Inc., hereinafter referred to as "Lessee".

Whereas Lessor leased certain premises known as 6000 Midlantic Drive, Mount Laurel, New Jersey pursuant to that certain Lease Agreement dated September 21, 1992, previously amended on November 11, 1992, December 18, 1992, January 5, 1993, February 1, 1993, and June 16, 1993, the terms and conditions being more particularly described therein, and

Whereas, Lessor and Lessee wish to further amend the Lease Agreement, the parties hereby agree to the following:

1. Lessee shall temporarily lease from Lessor, 2,388 square feet of space on the first floor of 8000 Midlantic Drive, Mount Laurel, New Jersey.

2. The term of this agreement shall commence on June 9, 1993 and terminate on September 30, 1993.

3. Lessee shall pay Lessor the sum of $4.00 per square foot or $796.00 per month for the use of this space.

All other terms and conditions of the original agreement, as amended, shall remain in full force and effect.

LESSOR:  6000 Midlantic Drive Associates, L.P.

By:  ______________________________________
               Thomas R. Whitesell

LESSEE:  TYCO INDUSTRIES, INC.

By:  ______________________________________
           Fredrick Rudloff, V/P - MIS


cp:  3/18/96
c:lease#6.doc - word